                                                                    Exhibit 99



FOR IMMEDIATE RELEASE



                 FIRST COMMUNITY FINANCIAL CORPORATION ANNOUNCES
                        APPROVAL OF STOCK REPURCHASE PLAN

BURLINGTON, NC B March 10, 2000 B First Community Financial Corporation (NASDAQ:
FCFN) the parent company of Community Savings Bank, Inc., announced today that the Company has approved a stock repurchase plan which allows the repurchase of up to 5% of the Company=s outstanding common stock.

According to Mr. W. R. Gilliam, President and Chief Executive Officer, the repurchases generally would be conducted through open market purchases, although he did not rule out the possibility of unsolicited negotiated transactions or other types or repurchases. No shares will be repurchased directly from directors or officers of the Company.

As of February 29, 2000, First Community Financial Corporation had assets of $236 million, stockholder=s equity of $45 million and 1,880,798 shares of outstanding common stock. The Company=s wholly owned subsidiary, Community Savings Bank, Inc., operates four full service banking offices in Alamance County, North Carolina.

Contact: First Community Financial Corporation, Burlington, NC
         Chris Redcay, Senior Vice President, Treasurer and
         Chief Financial Officer 336-229-2744.